Exhibit 10.11

COMMERCIAL SECURITY AGREEMENT

This Commercial Security Agreement, with reference date of July 1, 2003, is entered into by and between the following persons:

I. BWCA I, LLC, a Delaware limited liability company (“Lender”), and;

II. Basin Water, Inc., a California corporation (“Grantor”, “Borrower”, and “Debtor”).

1. GRANT OF SECURITY INTEREST. For valuable consideration, Grantor grants to Lender a security interest in the Collateral to secure the Indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law and which Lender may have under any other agreement(s) with Grantor, including, but not limited to, any Business Loan Agreement, including, but not limited to, that Business Loan Agreement having a reference date of July 1, 2003.

2. COLLATERAL DESCRIPTION.

The word, “Collateral” means the following described property, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located, in which Grantor is giving to Lender a security interest for the payment of the Indebtedness and performance of all other obligations under the Note and this Agreement:

All personal property of Debtor of every kind, whether now owned or hereafter acquired, whether presently existing or hereafter created or acquired, and wherever located, including but not limited to: (a) all accounts (including water services agreements, water contracts and health-care-insurance receivables and all rights to payment and other benefits thereunder), contract rights, chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, cash and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and (b) any and all cash proceeds and/or non-cash proceeds thereof, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.

In addition, the word “Collateral” also includes all the following, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located:

(1) All accessions, attachments, accessories, tools, parts, supplies, replacements of and additions to any of the Collateral described herein, whether added now or later.

(2) All proceeds, products and produce of any of the property described in this Collateral section.

(3) All accounts, general intangibles, instruments, rents, monies, payments, and all other rights, arising out of a sale, lease, or other disposition of any of the property described in this Collateral section.

(4) All proceeds (including insurance proceeds) from the sale, destruction, loss, or other disposition of any of the property described in this Collateral section, and sums due from a third party who has damaged or destroyed the Collateral or from that party’s insurer, whether due to judgment, settlement or other process.

(5) All records and data relating to any of the property described in this Collateral section, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of Grantor’s right, title, and interest in and to all computer software required to utilize, create, maintain, and process any such records or data on electronic media.

3. BORROWER’S WAIVERS AND RESPONSIBILITIES. Except as otherwise required under this Agreement or by applicable law, (A) Borrower assumes the responsibility for being and keeping informed about the Collateral; and (B) Borrower waives any defenses that may arise because of any inaction of Lender, including without limitation any failure of Lender to realize upon the Collateral or any delay by Lender in realizing upon the Collateral; and Borrower agrees to remain liable under the Note no matter what action Lender takes or fails to take under this Agreement, subject to whatever defenses and enforceability that Borrower otherwise has except as otherwise provided by the terms hereof and of the Related Documents.

4. GRANTOR’S REPRESENTATIONS AND WARRANTIES. Grantor warrants that: (A) this Agreement is executed at Grantor ‘s request and not at the request of Lender; (B) Grantor has the full right, power and authority to enter into this Agreement and to pledge the Collateral to Lender.

5. GRANTOR’S WAIVERS. Except as prohibited by applicable law, Grantor waives any right to require Lender to (A) make any presentment, protest, demand, or notice of any kind; (B) proceed against any person before proceeding against Grantor; (C) proceed against any collateral for the Indebtedness, including Borrower’s collateral, before proceeding against Grantor; (D) apply any payments or proceeds received against the Indebtedness in any order; (E) give notice of the terms, time, and place of any sale of any collateral pursuant to the Uniform Commercial Code or any other law governing such sale; (F) disclose any information about the Indebtedness, the Borrower, any collateral, or any other guarantor or surety, or about any action or non-action of Lender; or (G) pursue any remedy or course of action in Lender’s power whatsoever.

Grantor also waives any and all rights or defenses arising by reason of (A) any disability or other defense of Borrower, any guarantor or surety or any other person; (B) the cessation from any cause whatsoever, other than payment in full, of the Indebtedness; (C) any act of omission or commission by Lender which directly or indirectly results in or contributes to the discharge of Borrower or any other guarantor or surety, or the Indebtedness, or the loss or release of any collateral by operation of law or otherwise; or (D) any modification or change in terms of the Indebtedness, whatsoever, including without limitation, the renewal, extension, acceleration, or other change in the time payment of the Indebtedness is due and any change in the interest rate.

Grantor waives all rights and defenses arising out of an election of remedies by Lender even though that election of remedies, such as a non-judicial foreclosure with respect to security for a guaranteed obligation, has destroyed Grantor’s rights of subrogation and reimbursement against Borrower by operation of Section 580d of the California Code of Civil Procedure or otherwise.

Grantor waives all rights and defenses that Grantor may have because Borrower’s obligation is secured by real property. This means among other things: (1) Lender may collect from Grantor without first foreclosing on any real property collateral pledged by Borrower; and (2) If Lender forecloses on any real property collateral pledged by the Borrower : (A) The amount of the Borrower’s obligation may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; (B) The Lender may collect from the Grantor even if the Lender, by foreclosing on the real property collateral, has destroyed any right the Grantor may have to collect from the borrower. This is an unconditional waiver of any rights and defenses the Grantor may have because the Borrower’s obligation is secured by real property. These rights and defenses include, but are not limited to, any rights and defenses based upon Sections 580a, 580b, 580d, or 726 of the Code of Civil Procedure.

Grantor understands and agrees that the foregoing waivers are unconditional and irrevocable waivers of substantive rights and defenses to which Grantor might otherwise be entitled under state and federal law. Grantor further understands and agrees that this Agreement is a separate and independent contract between Grantor and Lender, given for full and ample consideration, and is enforceable on its own terms. Grantor acknowledges that Grantor has provided these waivers of rights and defenses with the intention that they be fully relied upon by Lender. Until all Indebtedness is paid in full, Grantor waives any right to enforce any remedy Grantor may have against any guarantor, surety, or other person, and further, Grantor waives any right to participate in any Collateral for the Indebtedness now or hereafter held by Lender.

6. GRANTOR’S REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COLLATERAL. With respect to the Collateral, Grantor represents and promises to Lender that:

a. Organization; Principal Place of Business; Corporate Existence. Grantor is a duly organized and existing California corporation in good standing which maintains its principal office at 8731 Prestige Court, Rancho Cucamonga, CA 91730. Unless Grantor has designated otherwise, in writing, said principal office is the office at which Grantor keeps its books and records including all of its records concerning the Collateral. Grantor will notify Lender prior to any change in the location of Grantor’s principal office address or any change in Grantor’s name. Grantor shall do all things reasonably necessary to preserve and keep in full force and effect its existence, rights and privileges, and shall comply in all material respects with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Grantor and Grantor’s business activities.

b. Authorization. Grantor’s execution, delivery, and performance of this Agreement and all the Related Documents have been duly authorized by all necessary action by Grantor, do not require the consent or approval of any other person, regulatory authority, or governmental body, and do not conflict with, result in a violation of, or constitute a default in any material respect under (1) any provision of any agreement or other instrument binding upon Grantor or (2) any law, governmental regulation, court decree, or order applicable to Grantor or to Grantor’s properties. Grantor has the power and authority to enter into the Note and the Related Documents and to grant collateral as security for the Indebtedness. Grantor has the further power and authority to own and to hold all of Grantor’s assets and properties, and to carry on Grantor’s business as presently conducted.

c. Perfection and Priority of Security Interest. Grantor upon request of Lender agrees to execute financing statements and to take whatever other actions are requested by Lender to perfect and continue Lender’s security interest in the Collateral (except as to the Water Contract dated 7/25/01, by and between Borrower and Hi-Desert Water District (the “Hi-Desert Water Contract”). Lender’s security interest in the Collateral shall at all times be the senior perfected security interest therein. Upon request of Lender, Grantor will deliver to Lender any and all of the documents, including all original documents, evidencing or constituting the Collateral, and Grantor will note Lender’s interest upon any and all chattel paper if not delivered to Lender for possession by Lender. Grantor authorizes Lender at any time to file financing statements, record documents and do any and all other things necessary to perfect and to obtain and maintain at all times first security position in the Collateral, except as to the Hi-Desert Water Contract.

d. Notices to Lender. Grantor will promptly notify Lender in writing at Lender’s address set forth herein (or such other addresses as Lender may designate from time to time) prior to any (1) change in Grantor’s name; (2) change in Grantor’s business name(s); (3) change in the authorized signer(s); (4) change in Grantor’s principal office address; (5) conversion of Grantor to a new or different type of business entity; or (6) change in any other aspect of Grantor that directly or indirectly relates to any agreements between

Grantor and Lender. As to Lender, no change in Grantor’s name or principal office address will take effect until after Lender has received notice. Grantor represents and warrants to Lender that Grantor has provided Lender with Grantor’s correct Employer Identification Number. Grantor promptly shall notify Lender should Grantor apply for or obtain a new Employer Identification Number.

e. No Violation. To Grantor’s current and actual knowledge, the execution and delivery of this Agreement will not violate any law or agreement governing Grantor or to which Grantor is a party.

f. Enforceability of Collateral. To the extent the Collateral consists of accounts, chattel paper, or general intangibles, as defined by the California Uniform Commercial Code, the Collateral is enforceable in accordance with its terms, is genuine, and fully complies with all applicable laws and regulations concerning form, content and manner of preparation and execution, and all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral. There shall be no setoffs or counterclaims against any of the Collateral, and no agreement shall have been made under which any deductions, prepayments or discounts may be made or claimed concerning the Collateral except those disclosed to Lender in writing and as to which Lender has given its prior written consent. Grantor shall not, without the prior written consent of Lender, which consent shall not be unreasonably withheld, alter, amend, modify, substitute or otherwise change all or part of the Collateral in any material respect, including, but not limited to, Collateral consisting of accounts, chattel paper and/or general intangibles nor shall Grantor receive or participate in the making of any prepayment under any Collateral, except as permitted under the Business Loan Agreement.

g. Location of the Collateral. Grantor agrees to keep the Collateral at Grantor’s address set forth herein or at such other location(s) as are acceptable to Lender. All Collateral consisting of accounts, chattel paper, and general intangibles, including any and all water contracts constituting as a portion of the Collateral shall be physically delivered to Lender prior to any drawdown in connection therewith. Upon Lender’s request, Grantor will deliver to Lender in form satisfactory to Lender a schedule of real properties and Collateral locations relating to Grantor’s operations, including without limitation the following: (1) all real property Grantor owns or is purchasing; (2) all real property Grantor is renting, using, leasing and/or has rights in; (3) all storage facilities Grantor owns, rents, leases, or uses; and (4) all other properties where Collateral is or may be located. None of the Collateral will be kept in a field or public warehouse or with a bailee, and shall be kept only at locations approved by Lender. Grantor will not permit any of the Collateral to be incorporated in or placed upon any real (immovable) property in such a way that it becomes immobilized under applicable California law.

h. Removal of the Collateral. Except in the ordinary course of Grantor’s business, including the sales of inventory, Grantor shall not remove the Collateral from its existing location without Lender’s prior written consent, which consent shall not be unreasonably withheld. To the extent that the Collateral consists of vehicles, or other titled property, Grantor shall not take or permit any action which would require application for certificates of title for the vehicles outside the State of California, without Lender’s prior written consent, which consent shall not be unreasonably withheld. If Grantor moves from Grantor’s address shown above to another location within the same state, Grantor may move the Collateral to Grantor’s new address, but only if Grantor gives Lender the new address in writing prior to Grantor’s moving. In any event, Grantor agrees to keep Lender informed at all times of Grantor’s current address. Grantor shall, whenever requested, advise Lender of the exact location of the Collateral.

i. Transactions Involving Collateral. Except for inventory (but such inventory shall not include “Equipment” as defined in any Business Loan Agreement pertaining hereto) sold or accounts collected in the ordinary course of Grantor’s business, or as otherwise provided for in this Agreement, Grantor shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral. While Grantor is not in default under this Agreement, Grantor may sell inventory, but only in the ordinary course of its business and only to buyers who qualify as a buyer in the ordinary course of business. A sale in the ordinary course of Grantor’s business does not include a transfer in partial or total satisfaction of a debt or any bulk sale. Grantor shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Agreement, without the prior written consent of Lender, except as set forth in the Business Loan Agreement. This includes security interests even if junior in right to the security interests granted under this Agreement. Unless waived by Lender, except as otherwise set forth in the Business Loan Agreement, all proceeds from any disposition of the Collateral (for whatever reason) shall be held in trust for Lender and shall not be commingled with any other funds; provided however, this requirement shall not constitute consent by Lender to any sale or other disposition. Upon receipt, Grantor shall immediately deliver any such proceeds to Lender except as otherwise set forth in the Business Loan Agreement.

j. Title. Grantor represents and warrants to Lender that Grantor holds good and marketable title to the Collateral, free and clear of all liens and encumbrances except for the lien of this Agreement and except as to the Hi-Desert Water Contract. No financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this Agreement or to which Lender has specifically consented. Grantor shall defend Lender’s rights in the Collateral against the claims and demands of all other persons. Lender shall be entitled as a condition precedent to any drawdown to confirm through searches of the appropriate records and otherwise its first priority security interest position in the Collateral except as to the Hi-Desert Water Contract.

k. Collateral Schedules and Locations. Insofar as the Collateral consists of inventory and equipment, upon demand by Lender, Grantor shall deliver to Lender, as often as Lender shall reasonably require, such lists, descriptions, locations and designations of such Collateral as Lender may require to identify the nature, extent, and location of such Collateral. Such information shall be submitted for Grantor and each of its subsidiaries or related companies.

l. Repairs and Maintenance. Grantor agrees to keep and maintain, and to cause others to keep and maintain, the Collateral in good order, repair and condition, reasonable wear and tear excepted,at all times while this Agreement remains in effect. Grantor further agrees to pay when due all claims for work done on, or services rendered or material furnished in connection with the Collateral so that no lien or encumbrance may ever attach to or be filed against the Collateral.

m. Inspection of Collateral. Lender and Lender’s designated representatives and agents shall have the right at any reasonable timeto examine and inspect the Collateral wherever located on reasonable notice and may enter onto and into any facility and property, real or personal, owned by or under the control of Grantor free of liability and Grantor waives any claim for damages and other relief in connection therewith.

n. Taxes, Assessments and Liens. Grantor will pay when due all taxes, assessments and liens upon the Collateral, its use or operation, upon this Agreement, upon any promissory note or notes evidencing the Indebtedness, or upon any of the other Related Documents. Grantor may withhold any such payment or may elect to contest any lien if Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender’s interest in the Collateral is not jeopardized in Lender’s sole opinion. If the Collateral is subjected to a lien which is not discharged within fifteen (15) days, Grantor shall deposit with Lender cash, a sufficient corporate surety bond or other security reasonably satisfactory to Lender in an amount adequate to provide for the discharge of the lien plus any interest, costs, reasonable attorneys’ fees or other charges that could accrue as a result of foreclosure or sale of the Collateral. In any contest Grantor shall defend itself and Lender and shall satisfy any final adverse judgment before enforcement against the Collateral. Grantor shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings. Grantor further agrees to furnish Lender with evidence that such taxes, assessments, and governmental and other charges have been paid in full and in a timely manner.

o. Repairs and Maintenance. Grantor shall keep and maintain and shall cause others to keep and maintain the Collateral in good order, repair and merchantable condition, reasonable wear and tear excepted. Grantor shall further make and/or cause all reasonable and necessary repairs to be made to the Collateral, including the repair and restoration of any portion of the Collateral that may be damaged, lost or destroyed. In addition, Grantor shall not, without the prior written consent of Lender, make or permit to be made any alterations to any of the Collateral that may reduce or impair the Collateral’s use, value or marketability. Furthermore, Grantor shall not, nor shall, Grantor permit others to abandon, commit waste, or destroy the Collateral or any part or parts thereof.

p. Compliance with Governmental Requirements. Grantor shall comply promptly in all material respects with all laws, ordinances, rules and regulations of all governmental authorities, now or hereafter in effect, applicable to the ownership, production, disposition, or use of the Collateral, including all laws or regulations relating to the undue erosion of highly-erodible land or relating to the conversion of wetlands for the production of an agricultural product or commodity. Grantor may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Lender’s interest in the Collateral, in Lender’s opinion, is not jeopardized.

q. Hazardous Substances. Grantor represents and warrants that, to Grantor’s current and actual knowledge,the Collateral never has been, and never will be so long as this Agreement remains a lien on the Collateral, used in violation in any material respect of any Environmental Laws or for the generation, manufacture, storage, transportation, treatment, disposal, release or threatened release of any Hazardous Substance. The representations and warranties contained herein are based on Grantor’s due diligence in investigating the Collateral for Hazardous Substances. Grantor hereby (1) releases and waives any future claims against Lender for indemnity or contribution in the event Grantor becomes liable for cleanup or other costs under any Environmental Laws, and (2) agrees to indemnify and hold harmless Lender against any and all claims and losses resulting from a breach of this provision of this Agreement. This obligation to indemnify shall survive the payment of the Indebtedness and the satisfaction of this Agreement.

r. Maintenance of Casualty Insurance. Grantor shall procure and maintain all risks insurance, including without limitation fire, theft and liability coverage together with such other insurance as Lender may require with respect to the Collateral, in form, amounts, coverages and basis reasonably acceptable to Lender and issued by a company or companies reasonably acceptable to Lender. Grantor, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least thirty (30) days’ prior written notice to Lender and not including any disclaimer of the insurer’s liability for failure to give such a notice. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Grantor or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest, Grantor will provide Lender with such loss payable or other endorsements as Lender may require. If Grantor at any time fails to obtain or maintain any insurance as required under this Agreement, Lender may (but shall not be obligated to) obtain at Grantor’s sole expense such insurance as Lender deems appropriate, including if Lender so chooses “single interest insurance,” which will cover only Lender’s interest in the Collateral.

s. Application of Insurance Proceeds. Grantor shall promptly notify Lender of any loss or damage to the Collateral. Lender may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty. All proceeds of any insurance on the Collateral, including accrued proceeds thereon, up to the amount of the Indebtedness then outstanding shall be held by Lender as part of the Collateral. If Lender consents to repair or replacement of the damaged or destroyed Collateral, Lender shall, upon satisfactory proof of expenditure, pay or reimburse Grantor from the proceeds for the reasonable cost of repair or restoration. If Lender does not consent to repair or replacement of the Collateral, Lender shall retain a sufficient amount of the proceeds to pay all of the Indebtedness, and shall pay the balance to Grantor. Any proceeds which have not been disbursed within six (6) months after their receipt and which Grantor has not committed to the repair or restoration of the Collateral shall be used to prepay the Indebtedness.

t. Required Insurance. So long as this Agreement remains in effect, Grantor shall, at its sole cost, keep and/or cause others, at their expense, to keep the Collateral constantly insured against loss by fire, by hazards included within the term “extended coverage,” and by such other hazards (including flood insurance where applicable) as may be required by Lender.

u. Insurance Proceeds. Lender shall have the right to directly receive the proceeds of all insurance protecting the Collateral. In the event that Grantor should receive any such insurance proceeds, Grantor agrees to immediately turn over and to pay such proceeds directly to Lender. All insurance proceeds may be applied, at its sole option and discretion, and in such a manner as Lender may determine (after payment of all reasonable costs, expenses and reasonable attorneys’ fees necessarily paid or fees necessarily paid or incurred by Lender in this connection), for the purpose of: (1) repairing or restoring the lost, damaged or destroyed Collateral; or (2) reducing the then outstanding balance of Grantor’s Indebtedness.

Lender’s receipt of such insurance proceeds and the application of such proceeds as provided herein shall not, however, affect the lien of this Agreement. Nothing under this section shall be deemed to excuse Grantor from its obligations under paragraph 6.o. Furthermore, unless otherwise confirmed by Lender in writing, the application or release of any insurance proceeds by Lender shall not be deemed to cure or waive any Event of Default under this Agreement. Any proceeds which have not been disbursed within six (6) months after their receipt and which Grantor has not committed to the repair or restoration of the Collateral shall be used to prepay the Indebtedness.

v. [This paragraph deliberately left blank.]

w. Insurance Reports. Grantor, immediately upon request of Lender, shall furnish to Lender reports on each existing policy of insurance showing such information as Lender may reasonably request including the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the property insured; (5) the then current value on the basis of which insurance has been obtained and the manner of determining that value; and (6) the expiration date of the policy. In addition, Grantor shall upon request by Lender (however not more often than annually) have an independent appraiser satisfactory to Lender determine, as applicable, the cash value or replacement cost of the Collateral.

x. Prior Encumbrances. To the extent applicable, Grantor shall fully and timely perform any and all of Grantor’s obligations under any prior Encumbrances affecting the Collateral. Without limiting the foregoing, Grantor shall not commit or permit to exist any material breach of or default under any such prior Encumbrances. Grantor shall further promptly notify Lender in writing upon the occurrence of any event or circumstances that would, or that might, result in a material breach of or default under any such prior Encumbrance. Grantor shall further not modify or extend any of the terms of any prior

Encumbrance or any indebtedness secured thereby, or, except as set forth in the Business Loan Agreement, request or obtain any additional loans or other extensions of credit from any third party creditor or creditors whenever such additional loan advances or other extensions of credit may be directly or indirectly secured, whether by cross-collateralization or otherwise, by the Collateral, or any part or parts thereof, with possible preference and priority over Lender’s security interest, without Lender’s prior written consent which shall not be unreasonably withheld. Grantor additionally agrees to obtain, upon Lender’s request, and in form and substance as may then be reasonably satisfactory to Lender, appropriate waivers and subordinations of any lessor’s liens or privileges, vendor’s liens or privileges, purchase money security interests, and any other Encumbrances that may affect the Collateral at any time.

y. Future Encumbrances. Except as set forth in the Business Loan Agreement, Grantor shall not, without the prior written consent of Lender, which consent which shall not be unreasonably withheld grant any Encumbrance that may affect the Collateral, or any part or parts thereof, nor shall Grantor permit or consent to any Encumbrance attaching to or being filed against any of the Collateral in favor of anyone other than Lender. Grantor shall further promptly pay when due all statements and charges of mechanics, materialmen, laborers and others incurred in connection with the alteration, improvement, repair and maintenance of the Collateral, or otherwise furnish appropriate security or bond, so that no future Encumbrance may ever attach to or be filed against any Collateral. In the event that the Collateral or any part or parts thereof is and/or may be located in and/or on leased premises, Grantor shall promptly pay the full amount of such rental or lease payments whenever the same shall be due so that no lessor’s lien or privilege may ever attach to or affect any of the Collateral with possible preference and priority over the lien of this Agreement. In the event that any of the Collateral is purchased or otherwise acquired by Grantor on a credit or deferred payment sales basis, Grantor shall pay the full amount of the purchase or acquisition price, in accordance with its terms, of such Collateral so that no vendor’s lien or privilege, or purchase money security interest, may ever attach to or be asserted against any of the Collateral with possible preference and priority over the lien of this Agreement. Grantor additionally agrees to obtain, upon request by Lender, and in form and substance as may then be reasonably satisfactory to Lender, appropriate waivers and/or subordinations of any lessor’s liens or privileges, vendor’s liens or privileges, purchase money security interests, and any other Encumbrances that may affect the Collateral at any time.

As long as this Agreement remains in effect, Grantor will not permit any levy, attachment or restraint to be made affecting any of the Collateral, or permit any notice of lien to be filed with respect to the Collateral or any part or parts thereof, or permit any receiver, trustee, custodian or assignee for the benefit of creditors to be appointed to take possession of any of the Collateral. Notwithstanding the foregoing, Grantor may, at its sole expense, contest in good faith by appropriate proceedings the validity or amount of any levy, attachment, restraint or lien filed against or affecting the Collateral, or any part or parts thereof; provided that (1) Grantor notifies Lender in advance of Grantor’s intent to contest such a levy, attachment, restraint or lien, and (2) Grantor provides additional security to Lender, in form and amount reasonably satisfactory to Lender.

z. Notice of Encumbrances. Grantor shall immediately notify Lender in writing upon the filing of any attachment, lien, judicial process, claim, or other Encumbrance. Grantor additionally agrees to notify Lender immediately in writing upon the occurrence of any default, or event that with the passage of time, failure to cure, or giving of notice, might result in a default under any of Grantor’s obligations that may be secured by any presently existing or future Encumbrance, or that might result in an Encumbrance affecting the Collateral, or should any of the Collateral be seized or attached or levied upon, or threatened by seizure or attachment or levy, by any person other than Lender.

aa. Books and Records. Grantor will keep proper books and records with regard to Grantor’s business activities and the Collateral in which a security interest is granted hereunder, in accordance with the requirements of the Business Loan Agreement, which books and records shall be open to inspection and copying upon demand by Lender or Lender’s designated agents, and Lender shall have the right to inspect Grantor’s books and records, and to discuss Grantor’s affairs and finances with Grantor’s officers and representatives, at such times and places as Lender may designate all in accordance with the Business Loan Agreement.

bb. Financing Statements. Grantor authorizes Lender to file any number of UCC-1 financing statements and/or copies of this Agreement to perfect Lender’s security interest. At Lender’s request, Grantor additionally agrees to sign all other documents that are necessary to perfect, protect, and continue Lender’s security interest in the Collateral. Grantor will pay all filing fees, title transfer fees, and other fees and costs involved unless prohibited by law or unless Lender is required by law to pay such fees and costs. Grantor irrevocably appoints Lender to execute and file, record and otherwise handle financing statements, amendments, fixture filings and any other documents, including documents of title, in Grantor’s name in order to obtain and maintain a first position security interest in the Collateral (except for said Hi-Water Desert Contract) and to execute all documents necessary to transfer title if there is a default. Lender may file a copy of this Agreement as a financing statement. If Grantor changes Grantor’s name or address, or the name or address of any person granting a security interest under this Agreement changes, Grantor will promptly notify Lender of such change. Grantor agrees that Lender may file and record in its name or in any name such documents as Lender shall deem appropriate to reflect such changes in Grantor’s name and address as Lender may determine.

7. GRANTOR’S RIGHT TO POSSESSION. Until default, Grantor may have possession of the tangible personal property and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Agreement or the Related Documents, provided that Grantor’s right to possession and beneficial use shall not apply to any Collateral where possession of the Collateral by Lender is required by law to perfect Lender’s security interest in such Collateral. If Lender at any time has possession of any Collateral, whether before or after an Event of Default, Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Lender takes such action for that purpose as Grantor shall request or as Lender, in Lender’s sole discretion, shall deem appropriate under the circumstances, but failure to honor any request by Grantor shall not of itself be deemed to be a failure to exercise reasonable care. Lender shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure the Indebtedness.

8. LENDER’S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender’s interest in the Collateral or if Grantor fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Grantor’s failure to discharge or pay when due any amounts Grantor is required to discharge or pay under this Agreement or any Related Documents, Lender on Grantor’s behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Collateral and paying all costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Grantor. All such expenses will become a part of the Indebtedness and, at Lender’s option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note’s maturity. The Agreement also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon Default.

9. DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

a. Default on Indebtedness. Failure of Borrower or Grantor to make any payment within three (3) days of the due date thereof upon any of the Loans, the Notes and/or Indebtedness.

b. Other Defaults. Failure of Borrower or Grantor to comply with or to perform when due in any material respect any term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents, or failure of Borrower to comply with or to perform in any material respect any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower, or if any condition hereof is not fulfilled as and when due.

c. Default in Favor of Third Parties. Should Borrower or Grantor default in any material respect under any loan, extension of credit, security agreement, purchase or sales agreement, guaranty or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s or Grantor ‘s property or Borrower’s or Grantor ‘s ability to repay the Loans or perform Borrower’s or Grantor ‘s obligations under this Agreement, or any of the Related Documents.

d. False Statements. Any warranty, representation or statement made or furnished to Lender by or on behalf of Borrower or Grantor under or pertaining to this Agreement or the Related Documents is false or misleading in any material respect at the time made or furnished, or becomes false or, to Borrower’s knowledge, misleading at any time thereafter.

e. Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any Security Agreement to create a valid, senior and perfected Security Interest) at any time and for any reason.

f. Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

g. Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower against any Collateral securing the Indebtedness, or by any governmental agency. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding, and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and furnishes reserves or a surety bond for the creditor or forfeiture proceeding satisfactory to Lender.

h. Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

i. Adverse Change. A material adverse change occurs in Borrower’s financial condition, as a result of which Lender believes the prospect of payment or performance of the Indebtedness is impaired.

j. Insecurity. Lender, in good faith, deems itself insecure.

k. Change to Collateral; Prepayment. Without the prior written consent of Lender, any of the Collateral, including, but not limited to, Collateral consisting of accounts, chattel paper, general intangibles, and/or water contracts, is altered, amended, modified, substituted or otherwise changed in any material respect, and/or, except as permitted in the Business Loan Agreement, there is any prepayment of any of the Collateral, or any attempt is made to do any of these things.

l. Notice of Default and Opportunity to Cure as to Certain Defaults. As to those Events of Default set forth in sub-paragraphs 9. b., c., d. and e., only, the following provision shall apply. If no notice of default has been provided to Borrower at any time during the twelve month period (or such lesser period if fewer than 12 months have elapsed between the Effective Date and the applicable Event of Default) immediately preceding the subject default and such default is curable, then Lender shall give to Borrower notice in writing of such default and thirty (30) days opportunity to cure same. If such default is not so cured within such thirty (30) day period, such uncured default shall constitute an Event of Default and shall have the same effect as set forth in paragraph 10 hereof the same as if no notice or opportunity to cure were required.

10. RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default occurs under this Agreement, at any time thereafter, Lender shall have all the rights of a secured party under the California Uniform Commercial Code. In addition and without limitation, Lender may exercise any one or more of the following rights and remedies:

a. Accelerate Indebtedness. Lender may declare the entire Indebtedness, including any prepayment penalty which Borrower would be required to pay, immediately due and payable, with or without notice of any kind to Borrower or Grantor.

b. Assemble Collateral. Lender may require Grantor to deliver to Lender all or any portion of the Collateral and any and all other documents and things relating to the Collateral. Lender may require Grantor to assemble the Collateral and make it available to Lender at a place to be designated by Lender. Lender shall also have full power to enter upon the property of Grantor and any premises whereat the Collateral is located to take possession of, remove and/or disable the Collateral. If the Collateral contains other goods not covered by this Agreement at the time of repossession, Grantor agrees Lender may take such other goods, provided that Lender makes reasonable efforts to return them to Grantor after repossession if so required under the terms hereof and the Related Documents and applicable law. Anything Grantor is required to do according to the terms hereof shall be at Grantor’s sole expense.

c. Sell or Dispose of the Collateral. Lender shall have full power to sell, dispose of, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in Lender’s own name or that of Grantor. Lender may sell the Collateral at public or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Grantor, and other persons as required by law, reasonable notice of the time and place of any public sale, or the time after which any private sale or any other disposition of the Collateral is to be made. However, no notice need be provided to any person who, after Event of Default occurs, enters into and authenticates an agreement waiving that person’s right to notification of sale. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, transporting, storing, refurbishing, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid.

d. Appoint Receiver. Lender shall have the right to have a receiver appointed to take possession of all or any part of the Collateral, with the power to protect and preserve the Collateral, to operate the Collateral preceding foreclosure or sale, and to collect the Rents from the Collateral and apply the proceeds, over and above the cost of the receivership, against the Indebtedness. The receiver may serve without bond if permitted by law. Lender’s right to the appointment of a receiver shall exist whether or not the apparent value of the Collateral exceeds the Indebtedness by a substantial amount. Employment by Lender shall not disqualify a person from serving as a receiver.

e. Collect Revenues, Apply Accounts. Lender, either itself or through a receiver, may collect the payments, rents, income, and revenues from the Collateral. Lender may at any time in Lender’s discretion transfer any Collateral into Lender’s own name or that of Lender’s nominee and receive the payments, rents, income, and revenues therefrom and hold the same as security for the

Indebtedness or apply it to payment of the Indebtedness in such order of preference as Lender may determine. Insofar as the Collateral consists of accounts, general intangibles, insurance policies, instruments, chattel paper, choses in action, or similar property, Lender may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as Lender may determine, whether or not Indebtedness or Collateral is then due. For these purposes, Lender may, on behalf of and in the name of Grantor, receive, open and dispose of mail addressed to Grantor; change any address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment, or storage of any Collateral. To facilitate collection, Lender may notify account debtors and obligors on any Collateral to make payments directly to Lender.

f. Obtain Deficiency. If Lender chooses to sell any or all of the Collateral, Lender may obtain a judgment against Borrower for any deficiency remaining on the Indebtedness due to Lender after application of all amounts received from the exercise of the rights provided in this Agreement. Borrower shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper.

g. Other, Rights and Remedies. Lender shall have all the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, as may be amended from time to time. In addition, Lender shall have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise.

h. Election of Remedies. Except as may be prohibited by applicable law, all of Lender’s rights and remedies, whether evidenced by this Agreement, the Related Documents, or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor’s failure to perform, shall not affect Lender’s right to declare a default and exercise its remedies.

11. JURY WAIVER. Borrower and Lender acknowledge that the right to trial by jury is a constitutional one, but that it may be waived. Each party, after consulting (or having had the opportunity to consult) with counsel of their choice, knowingly and voluntarily, and for their mutual benefit, waives any right to trial by jury in the event of litigation regarding the performance or enforcement of, or in any way related to, this Agreement or the Indebtedness.

12. MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

a. Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement and the Related Documents. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

b. Attorneys’ Fees; Expenses. In the event any party hereto incurs any expenses, including without limitation attorneys’ fees, in connection with the enforcement or defense of any term of this

Agreement the prevailing party shall be entitled to recover such party’s reasonable attorneys fees and court costs, whether or not suit is commenced, including attorneys fees and costs incurred in any arbitration, mediation, alternative dispute resolution proceeding or similar proceeding, in the trial court and on appeal and any post-judgment collection efforts and for bankruptcy proceedings including efforts to modify or vacate any automatic stay or injunction. Borrower shall pay in any event, when and as due, all costs, fees, taxes and liens pertaining to the Collateral, including any and all costs of repossession, sale, repair, refurbishment, transportation and storage regarding the Collateral.

c. Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

d. Applicable Law; Venue. This Agreement and the Related Documents shall be interpreted according to the laws of the State of California. Borrower consents to personal jurisdiction of the courts of the State of California. Borrower consents to the exclusive jurisdiction of the courts of the County of Los Angeles, State of California in the event of any legal action pertaining to this Agreement and/or the Related Documents. Borrower agrees that this Agreement and the Related Documents are entered into in the County of Los Angeles, State of California and agrees and consents that proper and exclusive venue of any judicial proceeding pertaining thereto is in the Central District of the Superior Court of the County of Los Angeles, State of California.

e. Joint and Several Liability. All obligations of Borrower and Grantor under this Agreement shall be joint and several, and all references to Grantor shall mean each and every Grantor, and all references to Borrower shall mean each and every Borrower. This means that each Borrower and Grantor signing below is responsible for all obligations in this Agreement.

f. Non-Liability of Lender. The relationship between Borrower and Grantor and Lender created by this Agreement is strictly a debtor and creditor relationship and not fiduciary in nature, nor is the relationship to be construed as creating any partnership or joint venture between Lender and Borrower and Grantor. Borrower and Grantor are exercising Borrower’s and Grantor’s own judgment with respect to Borrower’s and Grantor’s business. All information supplied to Lender is for Lender’s protection only and no other party is entitled to rely on such information. There is no duty for Lender to review, inspect, supervise or inform Borrower and Grantor of any matter with respect to Borrower’s and Grantor’s business. Lender and Borrower and Grantor intend that Lender may reasonably rely on all information supplied by Borrower and Grantor to Lender, together with all representations and warranties given by Borrower and Grantor to Lender, without investigation or confirmation by Lender and that any investigation or failure to investigate will not diminish Lender’s right to so rely.

g. Notice of Lender’s Breach. Grantor must notify Lender in writing of any breach of this Agreement or the Related Documents by Lender and any other claim, cause of action or offset against Lender within a reasonable time not to exceed ninety (90) days after the occurrence of such breach or after the accrual of such claim, cause of action or offset. Grantor waives any claim, cause of action or offset for which notice is not given in accordance with this paragraph. Lender is entitled to rely on any failure to give such notice.

h. Indemnification of Lender. Grantor agrees to indemnify, to defend and to save and hold Lender harmless from any and all claims, suits, obligations, damages, losses, costs and expenses (including, without limitation, Lender’s reasonable attorneys’ fees), demands, liabilities, penalties, fines and forfeitures of any nature whatsoever (collectively, the “Claims”) that may be asserted against or incurred by Lender, its officers, directors, employees, attorneys and agents arising out of, relating to, or in any manner occasioned by this Agreement and the exercise of the rights and remedies granted Lender under this Agreement, as well as by: (1) the ownership, use, operation, construction, renovation, demolition, preservation, management, repair, condition, or maintenance of any part of the Collateral; (2) the exercise of any of Grantor’s rights collaterally assigned and pledged to Lender hereunder; (3) any failure of Grantor to perform any of its obligations hereunder; and/or (4) any failure of Grantor to comply with the environmental and ERISA obligations, representations and warranties set forth herein. The foregoing indemnity provisions shall survive the cancellation of this Agreement as to all matters arising or accruing prior to such cancellation and the foregoing indemnity shall survive in the event that Lender elects to exercise any of the remedies as provided under this Agreement following default hereunder. Grantor’s indemnity obligations under this section shall not in any way be affected by the presence or absence of covering insurance, or by the amount of such insurance or by the failure or refusal of any insurance carrier to perform any obligation on its part under any insurance policy or policies affecting the Collateral and/or Grantor’s business activities. Should any claim, action or proceeding be made or brought against Lender by reason of any event as to which Grantor’s indemnification obligations apply, then, upon Lender’s demand, Grantor, at its sole cost and expense, shall defend such claim, action or proceeding in Grantor’s name, if necessary, by the attorneys for Grantor’s insurance carrier (if such claim, action or proceeding is covered by insurance), or otherwise by such attorneys as Lender shall approve. Lender may also engage its own attorneys at its reasonable discretion to defend Grantor and to assist in its defense and Grantor agrees to pay the fees and disbursements of such attorneys if Grantor fails to defend. Grantor’s indemnification obligation shall not extend to claims arising from Lender’s gross neglect or willful misconduct, or Lender’s improper exercise of its rights or remedies under this Agreement except as otherwise provided herein and/or in the Related Documents.

i. Preference Payments. Any monies Lender pays because of an asserted preference claim in Borrower’s or Grantor’s bankruptcy will become a part of the Indebtedness and, at Lender’s option, shall be payable by Borrower and Grantor as provided in this Agreement.

j. No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender’s rights or of any of Grantor’s obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the reasonable discretion of Lender.

k. Notices. All notices required to be given under this Agreement shall be given in writing, shall be effective when actually delivered, when delivered by a nationally recognized overnight courier, or three (3) days after being deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address shown below. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. To the extent permitted by applicable law, if there is more than one Borrower, notice to any Borrower will constitute notice to all Borrowers. For notice purposes, Borrower will keep Lender informed at all times of Borrower’s current address(es). The official addresses of the parties hereto for notice purposes and until changed as set forth herein are as follows:

As to Lender:

BWCA I, LLC

c/o Oscar L. Tang

Reich & Tang

600 – 5th Avenue, 8th Floor

New York, New York 10020

                -and to-

RONALD R. COHN, ESQ.

Horgan, Rosen, Beckham & Coren, L.L.P.

23975 Park Sorrento, Suite 200

Calabasas, CA 91302-4001

                -and to-

TOM O’CONNOR

26091 Tono

Mission Viejo, CA 92692

As to Borrower: Basin Water, Inc. 8731 Prestige Court Rancho Cucamonga, CA 91730 Attn: President

l. Power of Attorney. Grantor hereby appoints Lender as Grantor’s irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect, amend, or to continue the security interest granted in this Agreement or to demand termination of filings of other secured parties. Lender may at any time, and without further authorization from Grantor, file any financing statement, a carbon, photographic or other reproduction thereof or of this Agreement for use as a financing statement. Grantor will reimburse Lender for all reasonable expenses for the perfection and the continuation of the perfection of Lender’s security interest in the Collateral.

m. Waiver of Co-Obligor’s Rights. If more than one person is obligated for the Indebtedness, Grantor irrevocably waives, disclaims and relinquishes all claims against such other person which Grantor has or would otherwise have by virtue of payment of the Indebtedness or any part thereof, specifically including but not limited to all rights of indemnity, contribution or exoneration.

n. Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any person or circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other person or circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

o. Reasonable Discretion of Lender. Whenever Lender’s consent or approval is required under this Agreement, the decision as to whether or not to consent or approve shall be in the reasonable discretion of Lender.

p. Successors and Assigns. Subject to any limitations stated in this Agreement on transfer of Grantor’s interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Collateral becomes vested in a person other than Grantor, Lender, without notice to Grantor, may deal with Grantor’s successors with reference to this Agreement and the Indebtedness by way of forbearance or extension without releasing Grantor from the obligations of this Agreement or liability under the Indebtedness.

q. Survival of Representations and Warranties. All representations, warranties, and agreements made by Grantor in this Agreement shall survive the execution and delivery of this Agreement, shall be continuing in nature, and shall remain in full force and effect until such time as Borrower’s Indebtedness shall be paid in full.

r. Time Is of the Essence. Time is of the essence in the performance of this Agreement.

13. DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the California Uniform Commercial Code:

a. Agreement. The word “Agreement” means this Commercial Security Agreement, as this Commercial Security Agreement may be amended or modified from time to time, together with all exhibits, documents and schedules attached to this Commercial Security Agreement from time to time.

b. Borrower. The word “Borrower” means Basin Water, Inc., a California corporation.

c. Collateral. The word “Collateral” means all of Grantor’s right, title and interest in and to all the Collateral as described in the Collateral Description section of this Agreement.

d. Default. The word “Default” means the Default set forth in this Agreement in the section titled “Default”.

e. Encumbrance. The word “Encumbrance” means any and all presently existing or future mortgages, liens, privileges and other contractual and statutory security interests and rights, of every nature and kind, whether in admiralty, at law, or in equity, that now and/or in the future may affect the Collateral or any part or parts thereof.

f. Environmental Laws. The words “Environmental Laws” mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., Chapters 6.5 through 7.7 of Division 20 of the California Health and Safety Code, Section 25100, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

g. Event of Default. The words “Event of Default” mean individually, collectively, and interchangeably any of the events of default set forth in this Agreement in the default section of this Agreement.

h. GAAP. The word “GAAP” means generally accepted accounting principles, consistently applied.

i. Grantor. The word “Grantor” means Basin Water, Inc., a California corporation.

j. Guarantor. The word “Guarantor” means any guarantor, surety, or accommodation party of any or all of the Indebtedness, and, in each case, the successors, assigns, heirs, personal representatives, executors and administrators of any guarantor, surety, or accommodation party.

k. Guaranty. The word “Guaranty” means any guaranty from Guarantor, or any other guarantor, endorser, surety, or accommodation party to Lender, including without limitation a guaranty of all or part of the Note.

l. Hazardous Substances. The words “Hazardous Substances” mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. The words “Hazardous Substances” are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws. The term “Hazardous Substances” also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

m. Indebtedness. The word “Indebtedness” means the indebtedness evidenced by the Note and/or described in the Related Documents, including future advances and including all principal and interest together with all other indebtedness, loans, financial accommodations, extensions of credit, and costs and expenses for which Borrower is responsible under this Agreement and/or under any of the Related Documents now and hereafter existing or arising.

n. Lender. The word “Lender” means BWCA I, LLC, a Delaware limited liability company , its successors and assigns.

o. Note. The word “Note” means each, every and all promissory notes by Borrower made in connection with the Indebtedness, at any time and from time to time, including those made in connection with future advances, whether now existing or hereafter created, including any and all notes made in connection with this Commercial Security Agreement, any business loan agreement and/or the Related Documents, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions of any or all thereof.

p. Related Documents. The words “Related Documents” mean all promissory notes, credit agreements, loan agreements, including business loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

BORROWER AND GRANTOR HAVE READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS COMMERCIAL SECURITY AGREEMENT AND AGREE TO ITS TERMS.

Dated: October 3, 2003	Basin Water, Inc., a California corporation

	By:	/s/ PETER L. JENSEN
President (Print Name legibly):

	By:	/s/ KEITH R. SOLAR
Secretary (Print Name legibly):

Dated: October 3, 2003	BWCA I, LLC, a Delaware limited liability company

	By:	/s/ OSCAR TANG
Authorized Signatory (Print Name legibly):

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